UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015 (June 11, 2015)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Intrexon Corporation (the “Company”), upon recommendation of the Board of Directors of the Company, the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated 2013 Omnibus Incentive Plan (as amended and restated, the “Plan”), which provides for the issuance of an additional 3 million shares of the Company’s common stock under the Plan.

A description of the Amendment is set forth on pages 54 through 56 of the definitive Proxy Statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on April 30, 2015, which description is incorporated by reference herein. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

As further noted in Item 5.07 below, at the Annual Meeting of the Company, upon recommendation of the Board of Directors of the Company, the Company’s shareholders approved the Company’s Annual Executive Incentive Plan (the “Annual Incentive Plan”), which provides for the payment of cash bonuses to reward Company executives for company and individual performance based on metrics as determined by the Compensation Committee of the Board of Directors of the Company.

A description of the material terms of the Annual Incentive Plan is set forth on pages 56 through 59 of the definitive Proxy Statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on April 30, 2015, which description is incorporated by reference herein. The description of the Annual Incentive Plan is qualified in its entirety by reference to the full text of the Annual Incentive Plan which is attached as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2015, the Company held its Annual Meeting. At this meeting, the Company’s shareholders (i) elected each of the persons listed below as a director for a one-year term, (ii) approved a non-binding advisory resolution approving the compensation of the named executive officers, (iii) provided a non-binding advisory vote as to the frequency of the non-binding shareholder vote on the compensation of the named executive officers, (iv) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015, (v) approved the Amendment and (vi) approved the Annual Incentive Plan.

Proposal 1 – Election of Directors

	For	Against	Abstain	Broker Non-Votes
Randal J. Kirk	81,805,107	107,212	15,496	14,999,346
Cesar L. Alvarez	80,047,387	1,855,284	24,144	14,999,346
Steven Frank	81,870,230	32,435	25,150	14,999,346
Larry D. Horner	81,865,113	37,252	25,450	14,999,346
Jeffrey B. Kindler	80,843,014	1,059,701	25,100	14,999,346
Dean J. Mitchell	81,870,749	31,966	25,100	14,999,346
Robert B. Shapiro	80,836,095	1,066,020	25,700	14,999,346
James S. Turley	81,870,205	32,314	25,296	14,999,346

Proposal 2 – Approval of a non-binding advisory resolution approving the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
81,052,905	798,845	76,065	14,999,346

Proposal 3 – Non-binding advisory vote as to the frequency of the non-binding shareholder vote on the compensation of the named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
81,200,916	217,835	455,053	54,011	14,999,346

Based on these results, the Board determined to hold the advisory vote on the compensation of the named executive officers annually until the next shareholder vote on the frequency of such advisory votes.

Proposal 4 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
96,428,758	370,211	128,192	—

Proposal 5 – Approval of the Amendment to the Amended and Restated 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 3 million shares under the Plan.

For	Against	Abstain	Broker Non-Votes
81,560,967	308,922	57,926	14,999,346

Proposal 6 – Approval of the Annual Executive Incentive Plan.

For	Against	Abstain	Broker Non-Votes
80,633,145	1,215,734	78,936	14,999,346

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2015

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to the Intrexon Corporation Amended and Restated 2013 Omnibus Incentive Plan, effective as of June 11, 2015.

10.2	Intrexon Corporation Annual Executive Incentive Plan, adopted as of April 29, 2015.

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